Exhibit 99.1

Contacts:
Media Relations	Media/Investor Relations
Bobbie Collins	Brian Beades
212-810-8155	212-810-5596
Bobbie.Collins@blackrock.com	Brian.Beades@blackrock.com

BlackRock Announces Additions to Board of Directors

New York, October 9, 2009 — BlackRock, Inc. (NYSE:BLK) today announced that  Sallie L. Krawcheck, President of Global Wealth & Investment Management for Bank of America Corporation, and Mark D. Linsz, Corporate Treasurer for Bank of America Corporation, have joined the Company’s Board of Directors.

“We are very pleased to welcome Sallie and Mark as Board members and look forward to the new business perspectives and talents each of them brings to the Company,” commented Laurence D. Fink, Chairman and CEO of BlackRock.

The appointments of Ms. Krawcheck and Mr. Linsz fill two seats vacated by Brian T. Moynihan and Daniel C. Sontag who have stepped down from the Board.

Under the terms of BlackRock’s stockholder agreement with Merrill Lynch, Merrill Lynch may designate two directors to BlackRock’s Board of Directors.  Bank of America completed its purchase of Merrill Lynch in January 2009.

BlackRock’s Board of Directors has 16 members, ten of whom are independent and not affiliated with the Company. Biographical information on each of the new directors is provided below and additional information can be found on the “Investor Relations” section of www.blackrock.com.

Sallie L. Krawcheck: Ms. Krawcheck, 44, is President of Global Wealth & Investment Management for Bank of America, one of the largest wealth management businesses in the world with nearly 19,000 advisors across the entire wealth spectrum and $1.9 trillion in total client assets. The Global Wealth & Investment Management business provides comprehensive wealth management to affluent, mass affluent, high net worth and ultra high net worth clients, individual and institutional retirement plans, and philanthropic management.  Prior to joining Bank of America, Ms. Krawcheck was Chief Executive Officer and Chairman for Citi Global Wealth Management, responsible for the Citi Private Bank, Citi Smith Barney and Citi Investment Research. Ms. Krawcheck joined Citi in October 2002 as Chairman and Chief Executive Officer of Smith Barney.  In 2004, she was appointed Chief Financial Officer and head of Strategy for Citigroup Inc.  Prior to joining Citi, Ms. Krawcheck was Chairman and Chief Executive Officer of Sanford C. Bernstein & Company.

Mark D. Linsz: Mr. Linsz, 45, is Corporate Treasurer for Bank of America.  Mr. Linsz has responsibility for the core treasury functions for funding of the company, maintaining a strong capital and liquidity position and managing interest rate risk.  As Treasurer, Mr. Linsz forecasts the level of net interest income, calculates the economic capital required by each of the company’s activities and manages the company’s relationship with credit rating agencies.  Previously, Mr. Linsz served as Global Markets Risk Management Executive and Chief Risk officer for Europe, the Middle East, Africa (EMEA) and Asia. In these roles, Mr. Linsz was responsible for leading a comprehensive, integrated strategy for managing credit, market and operational risks.  Mr. Linsz began his career with Chicago Research and Trading Group (CRT) in 1987. Prior to being purchased by NationsBank, he was the head of Market Risk for CRT and continued these responsibilities at NationsBanc-CRT. In 1998, Linsz moved to Hong Kong to be the Market Risk manager for Asia. Several years later, he managed the Global Corporate and Investment Banking Compliance Group as Chief Compliance Officer, ensuring that comprehensive compliance programs were in place to mitigate compliance risk.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. At June 30, 2009, BlackRock’s assets under management were $1.373 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions® investment system, risk management and financial advisory services. The firm is headquartered in New York City and has employees in 21 countries throughout the U.S., Europe and Asia Pacific. For additional information, please visit the firm's website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations.  Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this report the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays, Bank of America, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) fluctuations in foreign currency exchange rates, which may adversely affect the value of investment advisory and administration fees earned by BlackRock or the carrying value of certain assets and liabilities denominated in foreign currencies; (15) the impact of changes to tax legislation and, generally, the tax position of the Company; (16) the ability of BlackRock to effectively manage the former Quellos business along with its historical operations; (17) BlackRock’s success in maintaining the distribution of its products; (18) the impact of BlackRock electing to provide support to its products from time to time; (19) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (20) the ability of BlackRock to complete the transaction with Barclays.

BlackRock's Annual Reports on Form 10-K and BlackRock's subsequent filings with the SEC, accessible on the SEC's website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements. The information contained on our website is not a part of this press release.

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